UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2022

Alight, Inc. / Delaware

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39299	86-1849232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Overlook Point
Lincolnshire, Illinois		60069
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (224) 737-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ALIT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information included pursuant to Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 31, 2022, Tempo Acquisition, LLC (the “Borrower”), an indirect, wholly-owned subsidiary of Alight, Inc. (the “Company”) entered into Amendment No. 7 to Credit Agreement which amended its credit agreement with a syndicate of lenders (the “Credit Agreement”) to (i) create a new class of Initial Term B-1 Loans, which shall have identical terms with and have the same rights and obligations as the Third Incremental Term Loans, in the amount of $523,687,500.00, (ii) concurrently prepay the Third Incremental Term Loans using the proceeds from the Initial Term B-1 Loans, (iii) incur Additional Incremental Term B-1 Loans in the amount of $1,956,019,075.37, (iv) concurrently prepay the Extended Term Loans, (v) refinance the existing Third Incremental Term Loans and Extended Term Loans outstanding under the Credit Agreement, and (vi) amend certain other provisions, including updating the Benchmark reference rate from LIBOR to SOFR (the “Amendment,” and the Credit Agreement as amended by the Amendment, the “Amended Credit Agreement”). Bank of America, N.A., Barclays Bank PLC, BMO Capital Markets Corp., Citibank, N.A., Credit Suisse Loan Funding LLC, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc. and RBC Capital Markets, LLC have each agreed to act as joint lead arrangers and joint bookrunners for the Amendment, the Additional Initial Term B-1 Loans and the Additional Incremental Term B-1 Loans. Blackstone Securities Partners L.P. has agreed to act as co-manager for this Amendment and the Additional Incremental Term B-1 Loans.

The Initial Term B-1 Loans and Additional Incremental Term B-1 Loans shall bear interest at interest rates based on either the Term SOFR Rate or the base rate (being the highest of (i) the Wall Street Journal prime rate, (ii) the New York Fed Bank Rate, plus 0.5%), and (iii) the Term SOFR rate on such day plus 1%, for each one-month interest period). With respect to the Initial Term B-1 Loans and Additional Incremental Term B-1 Loans, the underlying rate is subject to a floor of 0.5% per annum. The Borrower remains required to pay certain fees in connection with, and as amended by, the Amended Credit Agreement.

The Amended Credit Agreement (i) continues to contain customary representations and warranties, covenants, and events of default and (ii) remains secured by the assets of the Borrower and the Guarantors. Amounts outstanding under the Amended Credit Agreement may be accelerated upon the occurrence of an event of default. The maturity date of the Initial Term B-1 Loans and Additional Incremental Term B-1 Loans is August 31, 2028.

The description of the Amended Credit Agreement in this Item 2.03 is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and the Amended Credit Agreement, a copy of which will be attached as Exhibit C to the Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Alight, Inc.

Date:	February 1, 2022	By:	/s/ Paulette Dodson
Paulette R. Dodson, General Counsel and Corporate Secretary